SHAW COMMUNICATIONS INC.
(an Alberta corporation)
$1,250,000,000 5.65% Senior Notes due October 1, 2019

AGENCY AGREEMENT

Dated: as of September 28, 2009

Table of Contents
[omitted]

SCHEDULES	Schedule A — List of AgentsSch A-1 Schedule B — Pricing InformationSch B-1 Schedule C – Term SheetSch C-1
EXHIBITS

Exhibit A — Form of Opinion of Canadian Counsel for the Company
Exhibit B — Form of Opinion of U. S. Counsel for the Company
Exhibit C — Form of Opinion of U.S. Counsel for the Agents
Exhibit D — Form of Opinion of Special Regulatory Counsel for the Company
A-1 B-1 C-1 D-1

AGENCY AGREEMENT

September 28, 2009

Shaw Communications Inc.
Suite 900, 630-3rd Avenue S.W.
Calgary, Alberta T2P 4L4 Attention:	Steve Wilson, Senior Vice President and Chief Financial Officer

Dear Sirs/Mesdames:

The undersigned, TD Securities Inc. and the Agents listed in Schedule A (collectively, the “Agents” and individually an “Agent”), understand that Shaw Communications Inc. (the “Company”) proposes to raise funds by the creation and issue of up to $1,250,000,000 aggregate principal amount of 5.65% Senior Notes due October 1, 2019 (the “Securities”) on the terms set out in Schedule B. The Securities will be unsecured senior obligations and will rank equally and rateably with all existing and future unsecured and unsubordinated indebtedness of the Company and are further described and will have the attributes substantially as outlined in the English and French language versions of the Canadian Final Prospectus (as defined below) and as outlined in the U.S. Final Prospectus (as defined below) of the Company filed in respect of the issue and sale of the Securities. The Securities are to be issued pursuant to an indenture entered into between the Company and Computershare Trust Company of Canada, as trustee (the “Trustee”), dated February 27, 2007, as supplemented by a series supplemental indenture dated as of the Closing Date (as defined below) (the “Supplemental Indenture” and the indenture, as supplemented by the Supplemental Indenture, the “Indenture”).

Subject to the terms and conditions set out in this Agreement, the Company hereby appoints the Agents as its exclusive agents to solicit offers to purchase from the Company at the Closing Time, up to $1,250,000,000 of the Securities in consideration for the Purchase Price (as defined in Schedule B hereto) plus accrued interest (“Accrued Interest”), if any, from October 1, 2009 to the date of delivery of the Securities. The Agents hereby accept their appointment to act as the Company’s exclusive agents in the solicitation of offers to purchase the Securities, and agree to use their best efforts to attempt to sell the Securities in accordance with the terms and conditions hereof. Offers to purchase the Securities solicited by the Agents will be subject to acceptance by the Company and to the requirements of any applicable Securities Laws (as such term is defined below) and other applicable laws. The Company will have the sole right to accept offers to purchase Securities and reserves the right to withdraw, cancel or modify the offer contemplated herein and may, in its absolute discretion reject any proposed purchase of Securities, in whole or in part. The Agents propose to distribute the Securities in Canada and the United States in the manner contemplated by this Agreement and pursuant to the Canadian Prospectus and the U.S. Prospectus (each, as defined below).

In consideration of the Agents’ agreement to act as agents and in consideration of the services to be rendered by the Agents in connection therewith, including but not limited to: acting as financial advisors to the Company; assisting in the preparation of the Canadian Final Prospectus and the Registration Statement and related documentation in order to qualify the Securities for sale in Canada and register the sale of the Securities in the United States; selling the Securities to the public both directly and through other dealers and brokers; and performing administrative work in connection with the sale of the Securities, you agree to pay to TD Securities Inc. or as it may direct, on behalf of the Agents, a fee of 0.40 per cent of the aggregate principal amount of the Securities actually sold (the “Agents Fee”). 10 per cent of the Agents Fee will be paid to TD Securities Inc. with the remaining 90 per cent being divided among the Agents pro rata based on the percentages noted in Schedule A hereof.

The Company has prepared and filed a preliminary short form base shelf prospectus and a final short form base shelf prospectus in respect of $2,500,000,000 aggregate principal amount of the Company’s debt securities, class B non-voting participating shares, class 1 preferred shares, class 2 preferred shares, warrants, share purchase contracts, and units (the “Shelf Securities”) (in the English and French languages, as applicable) with the Alberta Securities Commission (the “Reviewing Authority”) and with the securities regulatory authorities (the “Qualifying Authorities”) in each of the other provinces of Canada (the “Qualifying Provinces”). The Company has filed the preliminary short form base shelf prospectus and the final short form base shelf prospectus with the Reviewing Authority and the Qualifying Authorities (i) pursuant to the procedures for prospectus review in multiple jurisdictions provided for under National Policy 11-202 – Process for Prospectus Reviews in Multiple Jurisdictions and Multilateral Instrument 11-102 – Passport System (collectively, the “Prospectus Review Procedures”), and the Reviewing Authority is acting as principal regulator, and (ii) in accordance with the rules and procedures established under the securities laws, rules, regulations and published policy statements applicable in the Provinces of Canada (the “Canadian Securities Law”) and National Instrument 44-101 – Short Form Prospectus Distributions and Companion Policy 44-101CP and National Instrument 44-102 - Shelf Distributions and Companion Policy 44-102CP (collectively, the “Shelf Procedures”). The Reviewing Authority has issued receipts under the Prospectus Review Procedures for each of such preliminary short form base shelf prospectus and such final short form base shelf prospectus (such final short form base shelf prospectus, in the form heretofore delivered to the Agents, and in respect of which the final receipt under the Prospectus Review Procedures was issued, as amended to the date hereof, including all documents incorporated by reference therein, the “Canadian Base Prospectus”). The term “Canadian Preliminary Prospectus” means the preliminary prospectus supplement relating to the offering of the Securities filed with the Reviewing Authority and the Qualifying Authorities prior to the date and time that this Agency Agreement is executed and delivered by the parties hereto (the “Execution Time”), together with the Canadian Base Prospectus, including all documents incorporated therein by reference. The term “Canadian Final Prospectus” means the final prospectus supplement relating to the offering of the Securities filed with the Reviewing Authority and the Qualifying Authorities after the Execution Time, together with the Canadian Base Prospectus, including all documents incorporated therein by reference.

The Company has filed with the United States Securities and Exchange Commission (the “Commission”) a registration statement on Form F-10 (No. 333-157639) under the United States Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations of the Commission thereunder (the “1933 Act Regulations”), in respect of the Shelf Securities, and such registration statement, which includes the Canadian Base Prospectus (with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the Commission), in the form heretofore delivered to the Agents, including exhibits thereto and all documents incorporated by reference in the Canadian Base Prospectus contained therein, has become effective pursuant to Rule 467(a) under the 1933 Act. Such registration statement, including any exhibits thereto and all documents incorporated by reference therein at the time such registration statement became effective, is referred to herein as the “Registration Statement”. The base prospectus included in the Registration Statement relating to the Shelf Securities is referred to herein as the “U.S. Base Prospectus”; the U.S. Base Prospectus, together with any preliminary prospectus supplement relating to the offering of the Securities filed with the Commission pursuant to General Instruction II.L of Form F-10 prior to the Execution Time, is referred to herein as the “U.S. Preliminary Prospectus”; and the U.S. Base Prospectus, together with the final prospectus supplement relating to the offering of the Securities filed with the Commission pursuant to General Instruction II.L of From F-10 after the Execution Time, is referred to herein as the “U.S. Final Prospectus”.

The Company has prepared and filed with the Commission an appointment for agent for service of process upon the Company on Form F-X in connection with the filing of the Registration Statement (the “Form F-X”).

Section 1. Representations and Warranties.

(a) Representations and Warranties by the Company.

The Company represents and warrants to each Agent and agrees with each Agent as follows (representations and warranties in this Section 1(a) relating to the “U.S. Prospectus” are to (a) the Disclosure Package (as defined below) as of the Execution Time and (b) the U.S. Final Prospectus as of its date and as of the Closing Date; and representations and warranties in this Section 1(a) relating to the “Canadian Prospectus” are to (x) the Canadian Preliminary Prospectus (as supplemented by the final term sheet in the form attached hereto as Schedule C) as of the Execution Time and (y) the Canadian Final Prospectus as of its date and as of the Closing Date):

(i) Prospectus Review Procedures; Effectiveness; No Stop Order. The Company meets the general eligibility requirements for use of Form F-10 under the 1933 Act and has prepared and filed the Registration Statement and the Form F-X with the Commission. The Registration Statement has become effective under the 1933 Act and the Company has filed the U.S. Preliminary Prospectus with the Commission. The Company is qualified to file a short form prospectus that is a base shelf prospectus pursuant to the Shelf Procedures and is eligible to file a short form prospectus with the Reviewing Authority and the Qualifying Authorities. Receipts issued under the Prospectus Review Procedures have been obtained from the Reviewing Authority in respect of the Canadian Base Prospectus. The Canadian Preliminary Prospectus has been filed with the Reviewing Authority and the Qualifying Authorities. No order preventing or suspending the distribution of the Securities has been issued by the Reviewing Authority or any Qualifying Authority and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Reviewing Authority or any Qualifying Authority; and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

(ii) Compliance with U.S. and Canadian Securities Laws. (A) Each document filed or to be filed with the Reviewing Authority and the Qualifying Authorities and incorporated by reference in the Canadian Preliminary Prospectus and the Canadian Final Prospectus complied or will comply when so filed in all material respects with the requirements of Canadian Securities Law and the Shelf Procedures as interpreted and applied by the Reviewing Authority and none of such documents contained or will contain an untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (B) the Canadian Preliminary Prospectus and the U.S. Preliminary Prospectus, in each case together with any documents made publicly available in connection therewith and all documents incorporated by reference therein, have previously been made available or will have been delivered to the Agents or counsel for the Agents and no other document with respect to the Canadian Base Prospectus or the Registration Statement, any amendment thereto or any document incorporated by reference therein has been or will be filed or transmitted for filing with the Reviewing Authority or any Qualifying Authority or the Commission by or on behalf of the Company, except as provided in Section 3(a) hereof; (C) on the date the U.S. Base Prospectus was filed, and at the Closing Time, the U.S. Base Prospectus conformed, and will conform, to the Canadian Base Prospectus, as of the date hereof and at the Closing Time, the U.S. Preliminary Prospectus conforms and will conform to the Canadian Preliminary Prospectus, and as of its filing date and at the Closing Time, the U.S. Final Prospectus will conform to the Canadian Final Prospectus, except in all cases for such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the Commission; (D) each document, if any, filed or to be filed pursuant to the United States Securities Exchange Act of 1934, as amended (the “1934 Act”), and incorporated by reference in the U.S. Base Prospectus, the U.S. Preliminary Prospectus or the U.S. Final Prospectus complied or will comply when so filed in all material respects with the 1934 Act and the applicable rules and regulations of the Commission thereunder; (E) the Registration Statement, when it became effective and at the Closing Time, the U.S. Preliminary Prospectus and the Canadian Preliminary Prospectus, as of the Execution Time, and the U.S. Final Prospectus and the Canadian Final Prospectus, as of their dates and as of the Closing Time, complied, and will comply, in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act, the US Trust Indenture Act of 1939, as amended (the “1939 Act”), and the rules and regulations of the Commission under the 1939 Act (the “1939 Act Regulations”) and Canadian Securities Law, as applicable; (F) the information and statements contained in the Canadian Preliminary Prospectus, as of the Execution Time, constitute full, true and plain disclosure of all material facts relating to the Securities offered, and the information and statements contained in the Canadian Final Prospectus, as of its date and as of the Closing Time, will constitute full, true and plain disclosure of all material facts relating to the Securities offered; (G) the Registration Statement, at the time it became effective and as of the Execution Time, did not and does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (H) neither the Disclosure Package nor the Canadian Preliminary Prospectus (as supplemented by the final term sheet in the form attached hereto as Schedule C), as of the Execution Time, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and neither the U.S. Final Prospectus nor the Canadian Final Prospectus, as of their dates and as of the Closing Time, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the representations and warranties set forth in this Section 1(a)(ii) do not apply to statements in or omissions from the Registration Statement, the U.S. Preliminary Prospectus, the U.S. Final Prospectus, the Disclosure Package, any electronic roadshow, the Canadian Preliminary Prospectus or the Canadian Final Prospectus based upon information relating to an Agent furnished to the Company in writing by such Agent expressly for use therein. “Disclosure Package” shall mean the U.S. Preliminary Prospectus, as supplemented by the final term sheet in the form attached hereto as Schedule C.

(iii) Independent Accountants. Ernst & Young LLP, who are reporting upon the audited consolidated financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the U.S. Prospectus and the Canadian Prospectus, are the auditors of the Company and its subsidiaries, are independent within the meaning of securities legislation of the Qualifying Provinces and are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

(iv) Filings in Canada/U.S. Except for the Canadian Prospectus, the U.S. Prospectus and the Registration Statement, and any documents required to be filed in connection therewith: (A) there are no reports or information that in accordance with the requirements of the Reviewing Authority or any Qualifying Authority must be made publicly available in connection with the offering of the Securities that have not been made publicly available as required; (B) there are no documents required to be filed with the Reviewing Authority or any Qualifying Authority or with any other Canadian securities regulatory authority in connection with the Canadian Prospectus that have not been filed as required; and (C) there are no contracts, documents or other materials required to be described or referred to in the Registration Statement or the U.S. Prospectus or to be filed as exhibits to the Registration Statement that are not described, referred to or filed as required.

(v) Financial Statements. The financial statements of the Company and its subsidiaries included or incorporated by reference in the U.S. Prospectus and the Canadian Prospectus, together with the related schedules and notes, present fairly, in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries, at the dates indicated and for the periods specified; said financial statements have been prepared in conformity with Canadian generally accepted accounting principles (“Canadian GAAP”) applied on a consistent basis throughout the periods involved and the consolidated financial statements of the Company in the U.S. Prospectus have been reconciled to generally accepted accounting principles in the United States of America (“U.S. GAAP”) in accordance with Item 18 of Form 20-F under the 1934 Act. The supporting schedules, if any, included or incorporated by reference in the U.S. Prospectus and the Canadian Prospectus present fairly, in all material respects, the information required to be stated therein.

(vi) No Material Adverse Change in Business. Since the respective dates as of which information is given in the U.S. Prospectus, the Canadian Prospectus and the Supplementary Material (as defined below), except as otherwise stated or incorporated by reference therein, (A) there has been no material adverse change in or affecting the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or any of its subsidiaries which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular dividends on the Company’s Class A Participating Shares and Class B Non-Voting Participating Shares in amounts per share that are consistent with past practice (with such increases as have been publicly announced prior to the date hereof) or in connection with the Company’s previously announced normal course issuer bids, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock. Any auxiliary material, information, evidence, return, report, application, statement or document that may be filed by or on behalf of the Company under Canadian Securities Law prior to the Closing Time or, where such document is deemed to be incorporated by reference into the Canadian Final Prospectus or U.S. Final Prospectus, prior to the expiry of the period of distribution of the Securities, is referred to herein collectively as the “Supplementary Material”.

(vii) Good Standing of the Company. The Company has been duly organized and is a valid and subsisting corporation under the laws of the Province of Alberta, has the corporate power and corporate capacity to own, lease and operate its properties and to conduct its business as described in the U.S. Prospectus and the Canadian Prospectus and to enter into and perform its obligations under this Agency Agreement; and the Company is duly qualified as an extra-provincial or foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a material adverse effect on the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”).

(viii) Good Standing of Subsidiaries. Each of Shaw Cablesystems Limited, Shaw Cablesystems G.P., Videon Cablesystems Inc., Shaw Satellite Services Inc., Star Choice Television Network Incorporated and Shaw Satellite G.P. is a “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a “Subsidiary” and, collectively, the “Subsidiaries”); such Subsidiaries are the only “significant subsidiaries” of the Company; and each of such Subsidiaries has been duly amalgamated, incorporated or formed and is a valid and subsisting corporation or partnership in good standing under the laws of the jurisdiction of its incorporation or formation, has the requisite power and authority to own, lease and operate its properties and to conduct its business as described in the U.S. Prospectus and the Canadian Prospectus and is duly qualified as a foreign or extra-provincial corporation or partnership to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the U.S. Prospectus and the Canadian Prospectus, all of the issued and outstanding capital stock, or partnership interests, as applicable, of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or indirectly, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock, or partnership interests, as applicable, of any Subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.

(ix) Capitalization. The issued and outstanding share capital of the Company is as set forth in the U.S. Prospectus and the Canadian Prospectus under the caption “Capitalization” (except for subsequent issuances of shares, if any, pursuant to reservations, agreements, share provisions or employee benefit plans referred to in the U.S. Prospectus and the Canadian Prospectus or pursuant to the exercise of convertible securities or options referred to in the U.S. Prospectus and the Canadian Prospectus and subsequent purchases of shares pursuant to the Company’s previously announced normal course issuer bids). The shares of issued and outstanding capital of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding             shares in the capital of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(x) Authorization of Agency Agreement. This Agency Agreement has been duly authorized, executed and delivered by the Company.

(xi) Authorization of the Indenture. The Indenture has been duly authorized by the Company and duly qualified under the 1939 Act and the 1939 Act Regulations and, at the Closing Time, the Supplemental Indenture will have been duly executed and delivered by the Company and the Trustee and the Indenture will constitute a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); no registration, filing or recording of the Indenture under the laws of Canada or any province thereof is necessary in order to preserve or protect the validity or enforceability of the Indenture or the Securities issued thereunder.

(xii) Authorization of the Securities. The Securities have been duly authorized and, at the Closing Time, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the Purchase Price therefor and any Accrued Interest as provided in this Agency Agreement, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(xiii) Description of the Securities and the Indenture. The Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the U.S. Prospectus and the Canadian Prospectus and will be in the form contemplated by the Indenture, filed, or to be filed, with the Commission.

(xiv) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its constating documents or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”) except for such defaults that would not result individually or in the aggregate in a Material Adverse Effect; and the execution, delivery and performance of this Agency Agreement, the Indenture and the Securities and the consummation of the transactions contemplated herein and in the U.S. Prospectus and the Canadian Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the U.S. Prospectus and the Canadian Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder and under the Indenture do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or a default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries or pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result individually or in the aggregate in a Material Adverse Effect), nor will such action result in any violation of the provisions of the constating documents or by-laws of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations which violation would result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the subsidiaries.

(xv) Absence of Labour Dispute. No labour dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labour disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

(xvi) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary individually or in the aggregate which is required to be disclosed in the U.S. Prospectus or the Canadian Prospectus (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets of the Company and its subsidiaries considered as one enterprise or the consummation of the transactions contemplated in this Agency Agreement or the Indenture or the performance by the Company of its obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the U.S. Prospectus and the Canadian Prospectus, including ordinary routine litigation incidental to the business of the Company, could not reasonably be expected to result individually or in the aggregate in a Material Adverse Effect.

(xvii) Possession of Intellectual Property. The Company and its subsidiaries possess, license or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), patents, patent rights, licenses, copyrights, and other intellectual property (collectively, “Intellectual Property”) necessary to conduct the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, where such infringement or conflict (if the subject of any unfavourable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xviii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agency Agreement or for the due execution, delivery or performance of the Indenture by the Company, except (A) such as have already been obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws and except for the qualification of the Indenture under the 1939 Act and (B) such as have been obtained or may be required under Canadian Securities Law.

(xix) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the Canadian Radio-television and Telecommunications Commission or other appropriate federal, provincial, territorial, state, local or foreign regulatory agencies or bodies necessary to own, lease, license and use its properties and assets and to conduct the business now operated by them, except where the failure to possess Governmental Licenses would not have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavourable decision, ruling or finding, would result in a Material Adverse Effect.

(xx) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the U.S. Prospectus and the Canadian Prospectus or (B) do not, singly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and (i) all of the leases and subleases related to the business of the Company or any of its subsidiaries, and under which the Company or any of its subsidiaries holds properties described in the U.S. Prospectus and the Canadian Prospectus, are in full force and effect, and (ii) neither the Company nor any subsidiary has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease, in each case except where the failure of such leases or subleases to be in full force and effect would not have a Material Adverse Effect.

(xxi) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the U.S. Prospectus and the Canadian Prospectus will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the U.S. Investment Company Act of 1940, as amended (the “1940 Act”).

(xxii) Environmental Laws. Except as disclosed in the U.S. Prospectus and the Canadian Prospectus, and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, provincial, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the Company’s knowledge, threatened, administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxiii) Disclosure Controls and Procedures. The Company maintains disclosure controls and procedures as required by Rule 13a-15 or Rule 15d-15 under the 1934 Act and as contemplated by the certifications required under Form 52-109F1 and Form 52-109F2 under Multilateral Instrument 52-109 – Certification of Disclosure in Issuer’s Annual and Interim Filings (“MI 52-109”), and such controls and procedures are effective to ensure that all material information concerning the Company is made known, on a timely basis, to the individuals responsible for the preparation of the Company’s filings with the Commission and the Qualifying Authorities.

(xxiv) Internal Controls. The Company maintains systems of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company is not aware of (x) any significant deficiency and material weaknesses in the design or operation of internal control over financial reporting (as such term is defined by Rules 13a-15(f) and 15d-15(f) under the 1934 Act and, in Canada, under MI 52-109) which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information or (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(xxv) SOX Compliance. The Company has complied in all material respects with the Sarbanes-Oxley Act of 2002, as applicable to the Company as at the date hereof, and the corporate governance rules of the New York Stock Exchange and the Toronto Stock Exchange, as applicable to the Company as at the date hereof, and Canadian Securities Law, and, to the knowledge of the Company, the Company’s directors and executive officers, in their capacities as such, have complied in all material respects with the Sarbanes-Oxley Act of 2002, as applicable to the Company as at the date hereof, and the corporate governance rules of the New York Stock Exchange and the Toronto Stock Exchange and Canadian Securities Law.

(xxvi) FCPA. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a material violation by such persons of such of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder as are applicable to it (the “FCPA”), including, without limitation, but only to the extent that the FCPA is applicable to the Company, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in material compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued material compliance therewith.

(xxvii) Money Laundering. The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with such financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency as are applicable to it (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxviii) OFAC. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(b) Officer’s Certificates.Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Agents or to counsel for the Agents shall be deemed a representation and warranty by the Company to each Agent as to the matters covered thereby.

Section 2. Closing.

(a) Securities and Payment.

The closing of the purchase and sale of the Securities, including the payment of the Purchase Price and any Accrued Interest and delivery of certificates for the Securities sold and payment of the Agents Fee shall be made at the offices of Fraser Milner Casgrain LLP, 30th Floor, Fifth Avenue Place, 237-4th Avenue S.W., Calgary, Alberta T2P 4X7, or at such other place as shall be agreed upon by the Agents and the Company, at 9:00 A.M. (Eastern time) on October 1, 2009, or such other time not later than ten business days after such date as shall be agreed upon by the Agents and the Company (such time and date of payment and delivery being herein called the “Closing Time”, and such date of payment and delivery being herein called the “Closing Date”).

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Agents for deposit with Canadian Depository for Securities Limited as set out below of certificates for the Securities sold.

(b) Denominations; Registration.

Certificates for the Securities shall be registered in the name of “CDS & Co.” and in such denominations as may be required by the Canadian Depository for Securities Limited, or as otherwise may be requested in writing at least one full business day before the Closing Date.

Section 3. Covenants of the Company.

The Company covenants with each Agent as follows:

(a) Compliance with Securities Regulations and Commission Requests.

(i) Subject to the following sentence, prior to the termination of the offering of the Securities, the Company will not file any amendment to the Registration Statement or amendment or supplement to the U.S Base Prospectus or the Canadian Base Prospectus, as the case may be, unless the Company has furnished the Agents or their counsel a copy for their review prior to filing and will not file any such proposed amendment or supplement to which the Agents reasonably object. The Company will prepare a supplement to the Canadian Base Prospectus in relation to the Securities in accordance with Canadian Securities Law and a supplement to the U.S. Base Prospectus consisting of the supplement to the Canadian Base Prospectus, modified as required or permitted by Form F-10, in each case in a form approved by the Agents and shall file (A) such supplement to the Canadian Base Prospectus with the Reviewing Authority and the Qualifying Authorities in accordance with Canadian Securities Law and the Shelf Procedures no later than the close of business on the second business day following the Execution Time or, if applicable, such earlier time as may be required by Canadian Securities Law, and (B) such supplement to the U.S. Base Prospectus with the Commission pursuant to General Instruction II.L. of Form F-10 not later than the Commission’s close of business on the business day following the date of the filing thereof with the Reviewing Authority. The Company will promptly file all reports required to be filed by it with the Reviewing Authority and the Qualifying Authorities pursuant to Canadian Securities Law and with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities, and during such same period will advise the Agents, promptly after it receives notice thereof, (A) when any amendment to the Canadian Base Prospectus, the U.S. Base Prospectus or the Registration Statement has been filed or becomes effective or any supplement to the Canadian Base Prospectus, the U.S. Base Prospectus, the Canadian Final Prospectus or the U.S. Final Prospectus has been filed with the Reviewing Authority and the Qualifying Authorities or the Commission, (B) of the issuance by the Reviewing Authority, any Qualifying Authority, any stock exchange or the Commission of any stop order or of any order preventing or suspending the use of the Registration Statement or any prospectus relating to the Securities, (C) of the suspension of the qualification of such Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or (D) of any request by the Reviewing Authority, any Qualifying Authority, any stock exchange or the Commission for the amending or supplementing of the Registration Statement, the Canadian Base Prospectus, the Canadian Final Prospectus, the U.S. Base Prospectus or the U.S. Final Prospectus or for additional information relating to the Securities, the Registration Statement, the Canadian Base Prospectus, the Canadian Final Prospectus, the U.S. Base Prospectus or the U.S. Final Prospectus; and, the Company will make every reasonable effort to prevent the issuance of any such stop order or any such order preventing or suspending the use of the Registration Statement or any prospectus relating to the Securities or the suspension of any such qualification and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of the Registration Statement or any prospectus relating to the Securities or suspending any such qualification, to promptly make every effort to obtain the withdrawal of such order.

(ii) The Company will prepare for dissemination by the Agents a final term sheet in the form attached hereto as Schedule C, containing solely a description of the final terms of the Securities and the offering thereof, in the form approved by the Agents and will file such term sheet pursuant to Rule 433(d) under the 1933 Act within the time required by such Rule.

(b) Filing of Amendments.

If, at any time prior to the filing of the U.S. Final Prospectus, any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Agents so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to the Agents in such quantities as the Agents may reasonably request.

If, at any time when a prospectus relating to the Securities is required to be delivered under the 1933 Act or applicable Canadian Securities Law, any event occurs as a result of which the Canadian Final Prospectus or the U.S. Final Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement, file an amendment to the Registration Statement or amend or supplement the Canadian Final Prospectus or the U.S. Final Prospectus to comply with Canadian Securities Law, the 1933 Act or the 1934 Act, or the respective rules thereunder, the Company promptly will (1) notify the Agents of such event, (2) prepare and file with the Reviewing Authority, the Qualifying Authorities and the Commission, subject to the first sentence of paragraph (a) of this Section 3, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance and (3) supply any amended or supplemented Canadian Final Prospectus, U.S. Final Prospectus and Registration Statement to the Agents in such quantities as they may reasonably request.

(c) Delivery of Filed Documents.

The Company has furnished or will deliver to the Agents and their counsel, without charge, copies of the Canadian Base Prospectus and the Canadian Preliminary Prospectus and Canadian Final Prospectus, signed as required by Canadian Securities Law and signed and conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein if so requested and documents incorporated or deemed to be incorporated by reference therein and including a signed copy of the Form F-X) and signed copies of all consents and certificates of experts.

(d) Delivery of Prospectuses.

The Company will deliver to each Agent, without charge, as many copies of the U.S. Preliminary Prospectus, the U.S Final Prospectus, the Canadian Preliminary Prospectus and the Canadian Final Prospectus (each as amended or supplemented) as such Agent has reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Agent, without charge, during the period when the U.S. Preliminary Prospectus and the U.S. Final Prospectus are required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the U.S. Preliminary Prospectus, the U.S. Final Prospectus, the Canadian Preliminary Prospectus and the Canadian Final Prospectus (each as amended or supplemented) as such Agent may reasonably request. The delivery of such prospectus shall constitute the consent of the Company to the use of such prospectuses in each province of Canada and in the United States, respectively.

(e) Blue Sky Qualifications.

The Company will use its commercially reasonable efforts, in cooperation with the Agents, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Agents may designate and to maintain such qualifications in effect so long as reasonably required for the distribution of the Securities, such period not to exceed one year; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect so long as required for the sale of the Securities. The Company will also supply the Agents with such information as is necessary for the determination of the legality of the Securities for investment under the laws of such jurisdictions as the Agents may request.

(f) Rule 158.

The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g) Use of Proceeds.

The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Disclosure Package, the U.S. Final Prospectus and the Canadian Final Prospectus under the captions “Use of Proceeds” and “Capitalization”.

(h) French Version of the Canadian Preliminary Prospectus and the Canadian Final Prospectus.

The Company shall cause or have caused its Canadian counsel to deliver an opinion concurrently with the filing of each of the Canadian Preliminary Prospectus and the Canadian Final Prospectus to the effect that the French language version of the Canadian Preliminary Prospectus and the Canadian Final Prospectus, respectively, including the documents incorporated by reference therein, (except for the financial information) is in all material respects a complete and accurate translation of the English language version thereof. The Company shall cause or have caused its auditors to deliver an opinion concurrently with the filing of each of the Canadian Preliminary Prospectus and the Canadian Final Prospectus to the effect that the French language version of the financial information in the Canadian Preliminary Prospectus and the Canadian Final Prospectus, respectively, including financial information incorporated by reference therein, is in all material respects a complete and accurate translation of the English language version thereof.

(i) Free Writing Prospectus.

The Company agrees that, unless it has or shall have obtained the prior written consent of the Agents, and each Agent, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” (as defined in Rule 405 under the 1933 Act) required to be filed by the Company with the Commission or retained by the Company pursuant to Rule 433 under the 1933 Act, other than a free writing prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 3(a)(ii) hereof (the “Permitted Free Writing Prospectus”). The Company agrees that (x) it has treated and will treat, as the case may be, the Permitted Free Writing Prospectus as a “free writing prospectus” (as defined in Rule 405 under the 1933 Act) and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the 1933 Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

Section 4. Payment of Expenses.

Whether or not the offering is completed, the Company will pay all expenses incidental to the offering and issue of the Securities, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits and the Form F-X) as originally filed and of each amendment thereto, the U.S. Base Prospectus, the U.S. Preliminary Prospectus, the U.S. Final Prospectus, the Canadian Base Prospectus, the Canadian Preliminary Prospectus, the Canadian Final Prospectus, any other supplemental prospectuses relating to the offering of the Securities and any Supplementary Material and any amendments or supplements thereto, and the cost of furnishing copies thereof to the Agents, (ii) the preparation, printing and delivery to the Agents of this Agency Agreement, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Agents including any stamp or transfer taxes in connection with the original issuance and sale of the Securities, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(e) hereof, including the filing fees incident to any necessary filings under state securities laws and the reasonable fees and disbursements of counsel for the Agents in connection with such state filings, (vi) the printing and delivery to the Agents of copies of each preliminary prospectus and of the U.S. Final Prospectus, the Canadian Final Prospectus and the Registration Statement and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Agents of copies of the blue sky survey and any supplement thereto, including reasonable fees and expenses of counsel for the Agents relating to such preparation, (viii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (ix) the fees and expenses of any transfer agent or registrar for the Securities, (x) any fees payable in connection with the rating of the Securities, (xi) any fees and expenses payable in connection with any roadshow or other marketing undertaking, (xii) the fees and expenses of the Agents’ counsel and (xiii) any out-of-pocket expenses of the Agents.

Section 5. Conditions of Closing and Agents’ Obligations.

The closing of the offering and the obligations of the Agents hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its other covenants and obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement.

The Canadian Final Prospectus including all necessary amendments or supplements shall have been filed with the Reviewing Authority and the Qualifying Authorities; the U.S. Final Prospectus shall have been filed with the Commission pursuant to General Instruction II.L of Form F-10 under the 1933 Act within the applicable time period prescribed for filing; the final term sheet contemplated by Section 3(a)(ii) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the 1933 Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and at the Closing Time: no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no order of the Reviewing Authority or any Qualifying Authority to cease distribution of the Securities under any prospectus shall have been issued, and no proceedings for such purpose shall have been instituted or threatened; and all requests for additional information on the part of the Commission or the Reviewing Authority or any Qualifying Authority shall have been complied with.

(b) Opinion of Canadian Counsel for Company.

At the Closing Time, the Agents shall have received the favourable opinion, dated as of the Closing Date, of Fraser Milner Casgrain LLP, Canadian counsel of the Company, in form and substance satisfactory to counsel for the Agents, acting reasonably, to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Agents may reasonably request. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the laws of the Province of Alberta and the federal laws of Canada applicable therein, on the opinions of counsel satisfactory to the Agents, acting reasonably. Such counsel may state that they express no opinion as to the Communications Statutes (as defined in Exhibit D) and related matters covered by the opinion of Fasken Martineau DuMoulin LLP referred to in Section 5(f) or as to the laws of any jurisdiction other than Canadian federal laws or the laws of the Province of Alberta except as aforesaid. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(c) Opinion of U.S. Counsel for Company.

At the Closing Time, the Agents shall have received the favourable opinion, dated as of the Closing Date, of Sherman & Howard L.L.C., United States counsel for the Company, in form and substance satisfactory to counsel for the Agents, acting reasonably, to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Agents may reasonably request. Such counsel may state that they express no opinion as to the Communications Statutes and related matters covered by the opinion of Fasken Martineau DuMoulin LLP referred to in Section 5(f) or as to the laws of any jurisdiction other than U.S. federal laws or the laws of the State of New York. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(d) Opinion of Canadian Counsel for Agents.

At the Closing Time, the Agents shall have received the favourable opinion, dated as of the Closing Date, of McCarthy Tétrault LLP, Canadian counsel for the Agents, with respect to the matters set forth in Sections (x), (xi), (xii) and (xv), inclusive, of Exhibit A. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the laws of the Province of Alberta and Ontario and the federal laws of Canada applicable therein upon the opinions of counsel satisfactory to the Agents. Such counsel may state that they express no opinion as to the Communications Statutes and related matters covered by the opinion of Fasken Martineau DuMoulin LLP referred to in Section 5(f). Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(e) Opinion of U.S. Counsel for Agents.

At the Closing Time, the Agents shall have received the favourable opinion, dated as of the Closing Date, of Skadden, Arps, Slate, Meagher & Flom LLP, United States counsel for the Agents, to the effect set forth in Exhibit C hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal laws of the United States, upon the opinions of counsel satisfactory to the Agents. Such counsel may state that they express no opinion as to the Communications Statutes and related matters covered by the opinion of Fasken Martineau DuMoulin LLP referred to in Section 5(f). Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(f) Opinion of Regulatory Counsel.

At the Closing Time, the Agents shall have received the favourable opinion, dated as of the Closing Date, of Fasken Martineau DuMoulin LLP, regulatory counsel of the Company, in form and substance satisfactory to counsel for the Agents acting reasonably to the effect set forth in Exhibit D hereto and to such further effect as counsel to the Agents may reasonably request. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(g) Officers’ Certificate.

At the Closing Time, there shall not have occurred, since the date hereof or since the respective dates as of which information is given in the Disclosure Package, the U.S. Final Prospectus and the Canadian Final Prospectus, any Material Adverse Effect, and the Agents shall have received a certificate of the Chief Executive Officer, the President or a Vice President of the Company and of the Chief Financial Officer of the Company, or such other officers as may be acceptable to the Agents, dated as of Closing Date, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no order having the effect of ceasing or suspending the distribution of the Securities has been issued by the Commission or any securities commission or securities regulatory authority in Canada and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission or any securities commission or securities regulatory authority in Canada.

(h) Accountants’ Comfort Letter.

At the time of the execution of this Agency Agreement, the Agents shall have received from Ernst & Young LLP a letter dated such date, in form and substance satisfactory to the Agents, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to Agents with respect to the financial statements and certain financial information contained in the Registration Statement, the U.S. Preliminary Prospectus and the Canadian Preliminary Prospectus.

(i) Bring-down Comfort Letter.

At the Closing Time, the Agents shall have received from Ernst & Young LLP a letter, dated as of the Closing Date, in form and substance satisfactory to the Agents, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to Agents with respect to the financial statements and certain financial information contained in the Registration Statement, the U.S. Final Prospectus and the Canadian Final Prospectus.

(j) Maintenance of Rating.

At the Closing Time, the Securities shall be rated at least Baa3 (stable outlook) by Moody’s Investors Service Inc., BBB- (stable outlook) by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies (Canada) Corporation, and BBB (stable outlook) by DBRS Limited, and the Company shall have delivered to the Agents a letter dated as of the Closing Date (or such other date as the Agents reasonably approve), satisfactory to the Agents and its counsel, from each such rating agency, or other evidence satisfactory to the Agents and its counsel, confirming that the Securities have such ratings; and since the date of this Agency Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities or any of the Company’s other securities by any “nationally recognized statistical rating agency”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such organization shall have publicly announced that it has under surveillance or review its rating of the Securities or any of the Company’s other securities.

(k) Additional Documents.

At the Closing Time, the Company shall have furnished to the Agents such further information, certificates and documents as the Agents may reasonably request and counsel for the Agents shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Agents and counsel for the Agents.

(l) Termination of Agency Agreement.

If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agency Agreement and the closing of the offering contemplated hereunder, may be terminated by the Agents by notice in writing to the Company at any time at or prior to Closing Time or such date of delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 10 shall survive any such termination and remain in full force and effect.

Section 6. Indemnification.

(a) Indemnification of Agents.

The Company agrees to indemnify and hold harmless each Agent and each person, if any, who controls any Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(A) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or any amendment thereof, or in the Canadian Base Prospectus, the U.S. Base Prospectus, the Canadian Preliminary Prospectus, the U.S. Preliminary Prospectus, any other preliminary prospectus supplement relating to the Securities, the Canadian Final Prospectus, the U.S. Final Prospectus, any Supplemental Material, the Permitted Free Writing Prospectus, or in any amendment thereof or supplement thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading;

(B) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

(C) against any and all expense whatsoever, as incurred (including the fees and disbursements of one firm of counsel in each relevant jurisdiction chosen by TD Securities Inc.), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (A) or (B) above;

provided, however, that this indemnity agreement shall not apply to (i) any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Agents for use in the registration statement for the registration of the Securities as originally filed or any amendment thereof, or in the Canadian Base Prospectus, the U.S. Base Prospectus, the Canadian Preliminary Prospectus, the U.S. Preliminary Prospectus, any other preliminary prospectus supplement relating to the Securities, the Canadian Final Prospectus, the U.S. Final Prospectus, any Supplemental Material, the Permitted Free Writing Prospectus, or in any amendment thereof or supplement thereto, and (ii) any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission in the Canadian Preliminary Prospectus or the U.S. Preliminary Prospectus or any other preliminary prospectus supplement that is correct in the Disclosure Package or the Canadian Final Prospectus if the person asserting any such loss, liability, claim, damage or expense purchased any of the Securities from such Agent but was not sent or given a copy of the Disclosure Package or the Canadian Final Prospectus, at or prior to the written confirmation of the sale of such Securities to such person and (A) the Company has complied with Section 3(c) of this Agreement, and (B) any untrue statement or omission or alleged untrue statement or omission in any such preliminary prospectus has been corrected in the Disclosure Package or the Canadian Final Prospectus in the reasonable view of the Agents and (C) it shall be established that the person asserting any such loss, liability, claim, damage or expense was not sent or given a copy of the Disclosure Package or the Canadian Final Prospectus, at or prior to the written confirmation of the sale of the Securities.

(b) Indemnification of Company, Directors and Officers.

Each Agent severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement or the Canadian Final Prospectus, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Disclosure Package, the U.S. Final Prospectus or the Canadian Final Prospectus in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use in the Disclosure Package, the U.S. Final Prospectus or the Canadian Final Prospectus.

(c) Actions against Parties; Notification.

Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of section 6(a) above. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Agents with the consent of the Company, such consent not to be unreasonably withheld or delayed, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse.

If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(B) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received written notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

Section 7. Contribution.

If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agents on the other hand from the offering of the Securities pursuant to this Agency Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Agents on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Agents on the other hand in connection with the offering of the Securities pursuant to this Agency Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agency Agreement (before deducting expenses) received by the Company and the total fee received by the Agents, in each case as set forth on the cover of the Canadian Final Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

The relative fault of the Company on the one hand and the Agents on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Agents and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Agents agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section, each person, if any, who controls an Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Agent, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Agents’ respective obligations to contribute pursuant to this Section are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule A hereto and not joint.

Section 8. Representations, Warranties and Agreements to Survive Closing.

All representations, warranties and agreements contained in this Agency Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Agent or controlling person, or by or on behalf of the Company, and shall survive the closing of the offering.

Section 9. Termination of Agency Agreement.

(a) Termination; General.

The Agents may terminate this Agency Agreement and the closing contemplated hereunder, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agency Agreement or since the respective dates as of which information is given in the Disclosure Package, the U.S. Final Prospectus and the Canadian Final Prospectus (in each case, exclusive of any amendment or supplement thereto), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or Canada or in the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions or any law or regulation, in each case the effect of which, in the opinion of the Agents, seriously adversely affects or involves, or will seriously adversely affect or involve, the financial markets or the business, operations or affairs of the Company and its subsidiaries considered as one enterprise, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission, the Reviewing Authority or any Qualifying Authority, The Toronto Stock Exchange or The New York Stock Exchange, or if trading generally on the NYSE AMEX LLC or in the Nasdaq National Market or The Toronto Stock Exchange has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the Reviewing Authority or any Qualifying Authority, the Financial Industry Regulatory Authority, Inc. or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear Systems in Europe or with respect to The Canadian Depository For Securities Limited in Canada, or (iv) if a banking moratorium has been declared by any United States federal, New York State or Canadian federal or provincial authorities.

(b) Liabilities.

If this Agency Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 6, 7 and 10 shall survive such termination and remain in full force and effect.

Section 10. Agent for Service; Submission to Jurisdiction; Waiver of Immunities.

By the execution and delivery of this Agency Agreement, the Company (i) acknowledges that it has, by separate written instrument, irrevocably designated and appointed CT Corporation System, 111 Eighth Avenue, New York, New York 10011, U.S.A. (or any successor) (together with any successor, the “Agent for Service”), as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Agency Agreement or the Securities, that may be instituted in any federal or New York state court in the Borough of Manhattan in The City of New York, or brought under federal or state securities laws, and acknowledges that the Agent for Service has accepted such designation and has provided written evidence of engagement of CT Corporation System acting as such, (ii) submits to the jurisdiction of any such court in any such suit or proceeding, and (iii) agrees that service of process upon the Agent for Service and written notice of said service to the Company (mailed or delivered to its Chief Financial Officer at its principal office in Calgary, Alberta, Canada), shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of the Agent for Service in full force and effect so long as any of the Securities shall be outstanding.

To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations under the above-referenced documents, to the extent permitted by law.

The provisions of this Section 10 shall survive any termination of this Agency Agreement, in whole or in part.

Section 11. Notices.

All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agents shall be directed to the Agents c/o TD Securities Inc., TD Bank Tower, 8th Floor, 66 Wellington St. West, Toronto, Ontario M5K 1A2, Canada, attention of Jeremy Walker (fax: (416) 983-3176); and notices to the Company shall be directed to it at 630 Third Avenue S.W., Suite 900, Calgary, Alberta, Canada, T2P 4L4, Canada, attention of the Chief Financial Officer (fax: (403) 750-7469).

Section 12. Authority of Lead Agents

The other Agents authorize TD Securities Inc. on their behalf to exercise all the authority and discretion granted to the Agents under the Agency Agreement and to take all such action as they may believe desirable in connection with the performance of the Agency Agreement and the purchase, sale and distribution of the Securities, provided, however, that TD Securities Inc. shall take no action pursuant to paragraph 6 or paragraph 7 of the Agency Agreement without the consent of at least one of the other Agents; provided further, that TD Securities Inc. shall not be under any liability whatsoever to any of the other Agents except for want of good faith and for the obligations expressly assumed by them in this Agency Agreement.

Section 13. Parties.

This Agency Agreement shall inure to the benefit of and be binding upon each of the Agents and the Company and their respective successors. Nothing expressed or mentioned in this Agency Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agents and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agency Agreement or any provision herein contained. This Agency Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Agents and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Agent shall be deemed to be a successor by reason merely of such purchase.

Section 14. Governing Law and Time.

THIS AGENCY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE PROVINCE OF ALBERTA AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN (WITHOUT REFERENCE TO ALBERTA’S CONFLICT OF LAWS PROVISIONS). EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO EASTERN DAYLIGHT TIME.

Section 15. Effect of Headings.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 16. Entire Agreement.

The terms and conditions of this Agency Agreement supersede any previous verbal or written agreement between the Agents and the Company with respect to the subject matter hereof.

Section 17. Counterparts.

This Agency Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Section 18. Electronic Execution.

Delivery of an executed signature page to this Agency Agreement by any party by electronic transmission will be as effective as delivery of a manually executed copy of this Agency Agreement by such party.

If the foregoing is in accordance with your understanding and agreed to by you, please signify your acceptance on the accompanying duplicate of this letter and return the same to us, whereupon this letter shall constitute a binding agreement between the Company and the Agents.

TD SECURITIES INC.		RBC DOMINION SECURITIES INC.
By:	(signed) “Jeremy Walker”	By:	(signed) “Jan Sorhaug”

	Name: Jeremy Walker		Name: Jan Sorhaug
	Title: Managing Director		Title: Managing Director
CIBC WORLD MARKETS INC.		SCOTIA CAPITAL INC.
By:	(signed) “Darrell J. Burt”	By:	(signed) “Ken Lehner”

	Name: Darrell J. Burt		Name: Ken Lehner
	Title: Managing Director		Title: Managing Director
NATIONAL BANK FINANCIAL INC.
By:	(signed) “J. Roberts Sainsbury”

Name: J. Roberts Sainsbury
Title: Managing Director

The foregoing is in accordance with our understanding and is accepted and agreed as of this 28th day of September, 2009.

SHAW COMMUNICATIONS	INC.

By: (signed) “Stev	e Wilson”

Authorized Signator	y
By: (signed) “Trev	or English”

Authorized Signator	y

SCHEDULE A

Name of Agent	Allocation of Agents Fee

TD Securities Inc.	40%
RBC Dominion Securities Inc.	27%
CIBC World Markets Inc.	14%
Scotia Capital Inc.	14%
National Bank Financial Inc.	5%
Total.	100%

SCHEDULE B
SHAW COMMUNICATIONS INC.
$1,250,000,000 5.65% Senior Notes due 2019

1. The purchase price (the “Purchase Price”) to be paid for the Securities shall be 99.683% of the principal amount of Securities actually sold against delivery of such Securities and payment of the Agents Fee.

2. The interest rate on the Securities shall be 5.65% per annum.

3. The Securities will mature on October 1, 2019.

SCHEDULE C
TERM SHEET

Issuer:	Shaw Communications Inc. (the “Issuer”)
Issue:	Senior Notes (the “Notes”) issued by way of Public Offering
in all provinces in Canada and in the United States pursuant to a Base Shelf Prospectus dated March 11, 2009, and
Prospectus Supplement dated September 28, 2009 (together, the
“Prospectus”)
Ratings:	DBRS: BBB Moody’s:	(stable trend) Baa3 (stable outlook)

S&P: BBB- (stable outlook)
Principal Amount:	$1.25 billion
Term:	10 years
Pricing Date:	September 28, 2009
Settlement Date:	October 1, 2009 (T + 3)
Maturity Date:	October 1, 2019
Price:	$99.683
Yield:	5.692%
Coupon:	5.65%

Spread: +230 bps versus the Government of Canada curve (Canada 3.75% June 1, 2019 and Canada 8.00% June 1, 2023).

+230 bps plus a 3.9 bp curve adjustment versus the Canada 3.75% June 1, 2019 (priced at $103.25 to yield 3.353%).

Coupon Payment Dates: Payable in equal semi-annual installments in arrears on the 1st day of April and October commencing April 1, 2010.

Rank:	The Notes will be senior unsecured obligations of Shaw Communications Inc. and will rank equally and ratably with all existing and future senior unsecured indebtedness of the Issuer.
Change of Control:
The Issuer will be required to make an offer to repurchase the Notes at a price equal to 101% of their principal amount plus accrued and unpaid interest to the date of repurchase upon the occurrence of a Change of Control Triggering Event, as defined in the Prospectus.

Redemption:
At the greater of (i) 100% of the principal amount of the Notes, or (ii) the Canada Yield Price (GoC +57.5 bps), plus, in either case, accrued interest thereon to the date of redemption. The Issuer may also redeem all of the Notes if certain events occur involving Canadian taxation.

Use of Proceeds:
The net proceeds of this offering will be used for repayment or redemption of near-term maturing debt, including redemption of the Issuer’s US$440 million 8.25% Senior Notes due April 11, 2010 and the Issuer’s US$225 million 7.25% Senior Notes due April 6, 2011, for potential acquisitions by the Issuer, for working capital and for general corporate purposes.

Form and Denomination:	Book entry through participants in CDS or its nominee. Noteholders may hold their Notes through the accounts maintained by DTC, Euroclear or Clearstream, Luxembourg.
Agents:	TD Securities Inc. (sole lead and bookrunner) RBC Dominion Securities Inc. CIBC World Markets Inc. Scotia Capital Inc. National Bank Financial Inc.
Agency Commission:	$0.40
CUSIP/ ISIN:	82028KAP6 / CA 82028KAP62

A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The Issuer has filed a Registration Statement on Form F-10 (File No. 333-157639) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus and the documents incorporated therein by reference that the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by visiting the Canadian System for Electronic Document Analysis and Retrieval (SEDAR) website, which may be accessed at www.sedar.com. Alternatively, the Issuer, any agent or any dealer participating in the offering will arrange to send you the Prospectus and any document incorporated by reference in the Prospectus if you request it by calling TD Securities Inc. at 416-982-2243.

Any legends, disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

EXHIBIT A

FORM OF OPINION OF
CANADIAN COUNSEL TO THE COMPANY
TO BE DELIVERED PURSUANT TO SECTION 5(b)

(i) The Company has been duly amalgamated and is a valid and subsisting corporation under the laws of the Province of Alberta.

(ii) The Company has all requisite corporate power and corporate capacity to own, lease and operate its properties and to conduct its business as described in the U.S. Final Prospectus and the Canadian Final Prospectus and to enter into and perform its obligations under this Agency Agreement.

(iii) The Canadian Base Prospectus, the Canadian Preliminary Prospectus and the Canadian Final Prospectus, in each case in both the French language and English language, and the U.S. Base Prospectus, the U.S. Preliminary Prospectus, the U.S. Final Prospectus and the Registration Statement have been duly approved and authorized by and on behalf of the Company, and the Canadian Base Prospectus, the Canadian Preliminary Prospectus, the Canadian Final Prospectus and the Registration Statement have been duly executed pursuant to such authorizations by and on behalf of the Company and its board of directors.

(iv) The Company is extra-provincially registered to transact business in each jurisdiction in Canada in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(v) The issued and outstanding share capital of the Company is as set forth in the U.S. Final Prospectus and the Canadian Final Prospectus under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to reservations, agreements, share provisions or employee benefit plans referred to in the U.S. Final Prospectus and the Canadian Final Prospectus pursuant to the exercise of convertible securities or options referred to in the U.S. Final Prospectus and the Canadian Final Prospectus or purchased pursuant to the Company’s normal course issuer bid); the issued and outstanding shares in the capital of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares in the share capital of the Company was issued in violation of the preemptive or other similar rights conferred on any securityholder of the Company by its constating documents or the laws of Alberta.

(vi) Each of Shaw Cablesystems Limited, Shaw Cablesystems G.P., Videon CableSystems Inc., Shaw Satellite Services Inc., Star Choice Television Network Incorporated and Shaw Satellite G.P. (the “Significant Subsidiaries”) has been duly incorporated or organized and is a valid and subsisting corporation or partnership under the laws of the jurisdiction of its incorporation or organization, has the requisite power and capacity to own, lease and operate its properties and to conduct its business as described in the U.S. Final Prospectus and the Canadian Final Prospectus and is extra-provincially registered to transact business in each jurisdiction in Canada in which such registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to register would not result in a Material Adverse Effect; except as otherwise disclosed in the Canadian Final Prospectus and the U.S. Final Prospectus, to the best of such counsel’s knowledge, (A)  all of the issued and outstanding shares in the capital of each Significant Subsidiary has been duly authorized and validly issued and is fully paid and non-assessable, and (B) all of the issued and outstanding share capital of, or partnership interest in, as applicable, each Significant Subsidiary is registered in the name of the Company or one of its direct or indirect wholly-owned subsidiaries and is free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding             shares in the capital of any Significant Subsidiary were issued in violation of the preemptive or similar rights conferred on any securityholder of such Significant Subsidiary by its constating documents or the laws of its jurisdiction of incorporation or formation.

(vii) The Company has all requisite corporate power and corporate capacity to execute, deliver and perform its obligations under the Agency Agreement and the Agency Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the customary qualifications on enforceability.

(viii) The Company has all requisite corporate power and corporate capacity to execute, deliver and perform its obligations under the Indenture; the Supplemental Indenture has been duly authorized, executed and delivered by the Company and the Indenture constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the customary qualifications on enforceability.

(ix) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Securities and the Securities are in the form contemplated by the Indenture, and the Securities have been duly authorized, executed, issued and delivered by the Company and constitute a legal, valid and binding obligation of the Company enforceable against the Company in accordance with their terms, subject to the customary qualifications on enforceability.

(x) The Securities and the Indenture conform in all material respects to the descriptions thereof contained in the Canadian Final Prospectus and the U.S. Final Prospectus.

(xi) A receipt under the Prospectus Review Procedures dated March 11, 2009 has been obtained in respect of the Canadian Base Prospectus from the Reviewing Authority, on its behalf and on behalf of the Qualifying Authorities, and on September 28, 2009 the Canadian Final Prospectus was filed with the Reviewing Authority and the Qualifying Authorities and all necessary documents have been filed, all necessary proceedings have been taken and all necessary authorizations, approvals, permits, consents and orders have been obtained under the securities laws of the Province of Alberta and the other Qualifying Provinces to permit the Securities to be issued, offered, sold and delivered in Canada through investment dealers or brokers who are registered under applicable legislation of each of the Qualifying Provinces and who have complied with the relevant provisions of such applicable legislation and the terms of such registration and in the United States, provided the applicable laws of the United States are complied with, and no other consent, approval, authorization, license, order, registration, qualification or decree of or with any government, governmental instrumentality, authority or agency or court of Canada or of the Province of Alberta is necessary or required in connection with the due authorization, execution and delivery of this Agency Agreement or the Indenture or for the offering, issuance, sale or delivery of the Securities in the United States, provided the applicable laws of the United States are complied with.

(xii) The Company is a “reporting issuer” or equivalent under the securities laws of the Province of Alberta and each of the other Qualifying Provinces which recognize such concept and is not, to the knowledge of such counsel, in default of any requirement under such securities laws.

(xiii) To the best of such counsel’s knowledge, there are no Canadian statutes or regulations (excluding the Communications Statutes and any other Canadian statutes specifically relating to the regulation of either or both of the Canadian broadcasting and telecommunications industries and the orders, rules, regulations and directions promulgated pursuant to such statutes, including any statutes or regulations of any province specifically relating to the regulation of either or both of the Canadian broadcasting and telecommunications industries and the orders, rules, regulations and directions promulgated thereunder, about which no opinion is expressed) that are required to be described or referred to in the Canadian Final Prospectus that are not described or referred to therein as required, and the descriptions thereof or references thereto are correct in all material respects.

(xiv) All descriptions in the Canadian Final Prospectus and the U.S. Final Prospectus of contracts and other documents to which the Company or its Canadian subsidiaries are a party are accurate in all material respects; to the best of such counsel’s knowledge, after reasonable investigation, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other information or instruments that in accordance with the requirements of the Reviewing Authority must be made publicly available in connection with the offering of the Securities that have not been made publicly available as required; there are no other documents required to be filed with the Reviewing Authority or any other Qualifying Authority in connection with the Canadian Base Prospectus or the Canadian Final Prospectus that have not been filed as required.

(xv) The information in the Registration Statement under “Part II, Indemnification”, has been reviewed by such counsel and is correct in all material respects; and the opinion of such counsel in the U.S. Final Prospectus and the Canadian Final Prospectus under the captions “Certain Income Tax Considerations — Certain Canadian Federal Income Tax Considerations” and “Eligibility for Investment” is confirmed.

(xvi) The form and terms of the Securities have been duly authorized, approved and adopted by the Company and comply with the provisions of the Indenture, with any applicable requirements of the constating documents and by-laws of the Company and with the requirements of the Business Corporations Act (Alberta) relating thereto.

(xvii) The Company has complied with all conditions precedent to the issue of the Securities set forth in the Indenture and all applicable legislation in respect thereof.

(xviii) To the best of such counsel’s knowledge based on such counsel’s review, and except as disclosed in the Canadian Final Prospectus, neither the Company nor any Significant Subsidiary is in violation of its constating documents or by-laws and no material default by the Company or any subsidiary exists individually or in the aggregate in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement, the U.S. Final Prospectus or the Canadian Final Prospectus or filed as an exhibit to the Registration Statement.

(xix) There is not pending in the Court of Queen’s Bench of Alberta (Calgary and Edmonton Judicial Districts) or the Federal Court of Canada, or, to the best of such counsel’s knowledge, pending or threatened elsewhere any action, suit, proceeding, inquiry, or investigation, to which the Company or any Significant Subsidiary is a party, or to which the property of the Company or any Significant Subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which individually or in the aggregate might reasonably be expected to result in a Material Adverse Effect, and to the best of such counsel’s knowledge, there is no pending or threatened action, suit, proceeding, inquiry, or investigation, to which any subsidiary of the Company (other than a Significant Subsidiary) is a party, or to which the property of any subsidiary of the Company (other than a Significant Subsidiary) is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agency Agreement or the Indenture or the performance by the Company of its obligations hereunder or thereunder.

(xx) The Canadian Final Prospectus (other than the financial statements and other financial data included or incorporated or deemed to be incorporated therein, as to which such counsel need express no opinion), when filed complied as to form in all material respects with the applicable requirements of National Instrument 44-101 – Short Form Prospectus Distributions and Companion Policy 44-101 CP and National Instrument 44-102 – Shelf Distributions and Companion Policy 44-102 CP of the Canadian Securities Administrators and complied with the securities laws, rules and regulations of the Province of Alberta as interpreted and applied by the Reviewing Authority except that such counsel need not, for the purposes of the opinion expressed in this paragraph, assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Canadian Final Prospectus.

(xxi) The documents incorporated by reference in the Canadian Final Prospectus as amended or supplemented (other than the financial statements and other financial data included or incorporated or deemed to be incorporated therein, as to which such counsel need express no opinion), when they were filed with the Reviewing Authority and Qualifying Authorities, appear on their face to have been appropriately responsive in all material respects to the formal requirements of the securities laws, rules and regulations of the Province of Alberta as interpreted and applied by the Reviewing Authority and Qualifying Authorities under published policy statements.

(xxii) To the best of such counsel’s knowledge, no order having the effect of ceasing or suspending the distribution of the Securities has been issued by the Reviewing Authority or any Qualifying Authority and no proceedings for that purpose have been instituted or are pending or contemplated.

(xxiii) The execution, delivery and performance of this Agency Agreement, the Indenture and the Securities and the consummation by the Company of the transactions contemplated in this Agency Agreement and the Indenture, the U.S. Final Prospectus, the Canadian Final Prospectus and the Registration Statement (including the issuance and sale of the Securities and the use of proceeds from the sale of the Securities as described in the U.S. Final Prospectus and the Canadian Final Prospectus under the caption of “Use of Proceeds” ) and compliance by the Company with its obligations under the Securities, this Agency Agreement and the Indenture do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or a default or Repayment Event (as defined in Section 1(a) of this Agency Agreement) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any Canadian subsidiary under any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument listed in a schedule to such opinion (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the articles or by-laws of the Company or any Canadian subsidiary, or any applicable Canadian federal or Province of Alberta law, statute, rule, regulation, judgment, order, writ or decree known to such Counsel of any government, governmental instrumentality, or court, domestic or foreign, having jurisdiction over the Company or the Canadian subsidiaries or any of their properties, assets or operations.

(xxiv) All laws of the Province of Québec relating to the use of the French language (other than those relating to verbal communications) will be complied with in respect of the documents to be delivered to purchasers in Québec in connection with the sale of the Securities to purchasers in Québec if such purchasers receive:

(A) copies of the French and English language versions of the Canadian Preliminary Prospectus and the Canadian Final Prospectus, in each case delivered at the same time, or copies of the French language version only and forms of confirmation in the French language or in bilingual form; or

(B) an English language version of the Canadian Preliminary Prospectus and the Canadian Final Prospectus only and forms of confirmation in the English language only if such delivery is made to physical persons who have expressly requested, in writing, such documents in the English language.

(xxv) The laws of the Province of Alberta and the federal laws of Canada applicable therein permit an action to be brought in a court of competent jurisdiction in the Province of Alberta on any final and conclusive judgment in personam of any federal or state court located in the State of New York (a “New York Court”) against the Company, which judgment is subsisting and unsatisfied for a sum certain with respect to the enforceability of the Indenture and the Securities that is not impeachable as void or voidable under the internal laws of the State of New York if (i) the New York Court rendering such judgment had jurisdiction over the judgment debtor, as recognized by the courts of the Province of Alberta (and submission by the Company in the Indenture to the jurisdiction of the New York Court will be sufficient for that purpose with respect to the Securities); (ii) such judgment was not obtained by fraud or in a manner contrary to natural justice and the enforcement thereof would not be inconsistent with public policy, as such terms are understood under the laws of the Province of Alberta or contrary to any order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada) or by the Competition Tribunal under the Competition Act (Canada); (iii) the enforcement of such judgment would not be contrary to the laws of general application limiting the enforcement of creditors’ rights including bankruptcy, reorganization, winding up, moratorium and similar laws and does not constitute, directly or indirectly, the enforcement of foreign revenue, expropriatory or penal laws in the Province of Alberta; (iv) no new admissible evidence relevant to the action or new right or defense is discovered prior to the rendering of judgment by the court in the Province of Alberta; (v) interest payable on the Securities is not characterized by a court in the Province of Alberta as interest payable as a criminal rate within the meaning of section 347 of the Criminal Code (Canada); and (vi) the action to enforce such judgment is commenced within the appropriate limitation period; except that, under the Currency Act (Canada), any court in the Province of Alberta may only give judgment in Canadian dollars; and under the laws of Alberta, the appropriate date for such conversion when the action is on a foreign judgment may be other than the date of payment of the judgment.

Such opinion shall additionally state that such counsel has participated in the preparation of the Registration Statement, the Disclosure Package, the U.S. Final Prospectus, the Canadian Final Prospectus, and the Supplementary Material, if any, in connection with the offering of the Securities, and in conferences with officers and other representatives of the Company, representatives of the independent chartered accountants for the Company, and the Agents, at which the contents of the Registration Statement, the Disclosure Package, the U.S. Final Prospectus and the Canadian Final Prospectus and related matters were discussed and have reviewed the documents incorporated by reference in the Registration Statement, the U.S. Final Prospectus and the Canadian Final Prospectus and, although such counsel have not independently verified or checked and are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, Disclosure Package, the U.S. Final Prospectus and the Canadian Final Prospectus except as set forth in paragraphs (v), (x), (xiv) and (xv) above, on the basis of such participation no facts have come to their attention that lead them to believe (a) that the Registration Statement, at the time it became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) that the Disclosure Package, at the Execution Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (c) that the U.S. Final Prospectus or the Canadian Final Prospectus, as of its date and as of the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, except for the financial statements and other financial data and financial projections included or incorporated therein or omitted therefrom, as to which such counsel need not comment).

In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the laws of the province of Alberta and the federal laws of Canada applicable therein upon the opinions of local counsel, who shall be of counsel satisfactory to counsel for the Agents, in which case the opinion shall state that they believe the Agents and they are entitled to so rely. Such counsel may also state that, insofar as such opinion involves factual matters, but not legal conclusions, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials; provided that such certificates have been delivered to the Agents. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions.

EXHIBIT B

FORM OF OPINION OF UNITED STATES COUNSEL
FOR THE COMPANY TO BE DELIVERED PURSUANT TO SECTION 5(c)

(i) No filing with, authorization, consent, approval, license, order, registration, qualification or decree of or with any U.S. federal court or governmental authority, or agency, other than as have been made or obtained under the 1933 Act and the 1933 Act Regulations and except for the qualification of the Indenture under the 1939 Act, is necessary or required in connection with the due execution and delivery of this Agency Agreement or the Indenture or for the offering, issuance, sale or delivery of the Securities.

(ii) The Indenture has been duly qualified under the 1939 Act.

(iii) The description in the U.S. Final Prospectus and the Canadian Final Prospectus under the caption “Certain Income Tax Considerations — Certain U.S. Federal Income Tax Considerations” is correct in all material respects.

(iv) Without such counsel making any accounting or mathematical determination, as to which such counsel may rely on the Company, the execution, delivery and performance of this Agency Agreement, the Indenture and the Securities by the Company and the consummation by the Company of the transactions contemplated in this Agency Agreement, the Indenture and the Registration Statement (including the issuance and sale of the Securities and the use of proceeds from the sale of the Securities as described in the U.S. Final Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations under this Agreement, the Indenture and the Securities do not and will not, whether with or without the giving of notice or lapse of time or both, result in a breach of, or default or Repayment Event (as defined in Section 1(a)(xiv) of the Agency Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument listed in a schedule to such opinion (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to such counsel, of any government, governmental instrumentality, regulatory or administrative agency, authority or commission or court in the United States, having jurisdiction over the Company or any of its properties, assets or operations.

(v) The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described under “Use of Proceeds” in the U.S. Final Prospectus will not be, an “investment company”, as such term is defined in the 1940 Act.

(vi) The Form F-X of the Company, as of the time of its filing, the Registration Statement, at the time the Registration Statement became effective, the Disclosure Package, as of the Execution Time, and the U.S. Final Prospectus, as of its date and the Closing Date, appeared on their face to be appropriately responsive in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations (except that in each case such counsel need not express any view as to the financial statements, schedules and other financial data included or incorporated by reference therein or excluded therefrom).

Such opinion shall also state the date that the Registration Statement became effective pursuant to Rule 467(a) under the 1933 Act, the Company Form F-X and the Trustee Form F-X were each filed with the Commission prior to the effectiveness of the Registration Statement, and the filing of the U.S. Preliminary Prospectus and the U.S. Final Prospectus pursuant to General Instruction II.L of Form F-10 was made in the manner and within the time period required by said General Instruction II.L. Such counsel shall also state that they have been advised by the Commission that no stop order suspending the effectiveness of the Registration Statement has been issued and, to the best of their knowledge, no proceedings for that purpose have been instituted or are pending or are contemplated under the 1933 Act.

Such opinion shall additionally state that such counsel has participated in the preparation of the Registration Statement and the U.S. Final Prospectus in connection with the offering of the Securities and in conferences with officers and other representatives of the Company, representatives of the independent chartered accountants for the Company, and the Agents, at which the contents of the Registration Statement, the Disclosure Package and the U.S. Final Prospectus and related matters were discussed and, although such counsel has not independently verified any factual information and is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package or the U.S. Final Prospectus other than paragraph (iii), above, on the basis of such participation nothing has come to such counsel’s attention that would cause such counsel to believe (a) that the Registration Statement, as of the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) that the Disclosure Package, at the Execution Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (c) that the U.S. Final Prospectus, as of its date and as of the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, except for the financial statements and other financial data and financial projections included or incorporated therein or omitted therefrom, as to which such counsel need not comment).

Such counsel may also state that, insofar as such opinion involves factual matters (but not as to legal conclusions), they have relied, to the extent they deem proper, upon certificates of responsible officers of the Company and certificates of public officials; provided that such certificates have been delivered to the Agents. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

EXHIBIT C

FORM OF OPINION OF UNITED STATES COUNSEL
FOR THE AGENTS TO BE DELIVERED PURSUANT TO SECTION 5(e)

(i) Based upon such counsel’s review of those laws, rules and regulations of the State of New York and those federal laws, rules and regulations of the United States of America which in each case in its experience are normally applicable to transactions of the type contemplated by the Agency Agreement (other than the United States federal securities laws, state securities or blue sky laws, antifraud laws and the rules and regulations of the Financial Industry Regulatory Authority, Inc.), but without its having made any special investigation as to the applicability of any specific law, rule or regulation (“Applicable Laws”), no consent, approval, license, authorization or validation of, or filing, qualification or registration with, any court, regulatory body, administrative agency or governmental body of the State of New York or the United States of America having jurisdiction over the Company under Applicable Laws which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required for, the execution or delivery of the Agency Agreement, the Indenture or the Securities by the Company or the consummation by the Company of the transactions contemplated thereby.

Such counsel shall also provide a letter which shall state that such counsel has participated in conferences with officers and other representatives of the Company, Canadian and U.S. counsel for the Company, representatives of the independent registered public accountants for the Company, and the Agents and the Agents’ Canadian Counsel, at which conferences the contents of the Registration Statement, the U.S. Final Prospectus and the Disclosure Package and related matters were discussed and although such counsel is not passing upon and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement, the U.S. Final Prospectus or the Disclosure Package, and has made no independent check or verification thereof, on the basis of the foregoing, such counsel will confirm that (i) the Registration Statement, at the time it became effective, and the U.S. Final Prospectus, as of its date, appeared on their face to be appropriately responsive in all material respects to the requirements of the 1933 Act and the Rules and Regulations thereunder (except that in each case such counsel need not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom or the statements contained in the exhibits to the Registration Statement) and (ii) no facts have come to such counsel’s attention that have caused such counsel to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the U.S. Final Prospectus, as of its date and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that in each case such counsel need not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom, the report of management’s assessment of the effectiveness of internal controls over financial reporting or the auditors’ attestation report thereon, or the statements contained in the exhibits to the Registration Statement, including the Statement of Eligibility on Form T-1). In addition, such counsel shall state that on the basis of the foregoing, no facts have come to such counsel’s attention that have caused it to believe that the Disclosure Package, as of the Execution Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that such counsel need not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom, the report of management’s assessment of the effectiveness of internal controls over financial reporting or the auditors’ attestation report thereon, or the statements contained in the exhibits to the Registration Statement, including the Statement of Eligibility on Form T-1).

EXHIBIT D

FORM OF OPINION OF FASKEN MARTINEAU DUMOULIN LLP
SPECIAL REGULATORY COUNSEL FOR THE COMPANY
TO BE DELIVERED PURSUANT TO SECTION 5(f)

(i) Such counsel does not know of any Canadian statutes relating specifically to the regulation of either or both of the Canadian broadcasting and telecommunications industries, including any statutes of any province specifically relating to the regulation of either or both of the Canadian broadcasting and telecommunications industries, that, in such counsel’s judgment, are material to the operation of the businesses of the Company as described in the U.S. Final Prospectus and the Canadian Final Prospectus other than the Broadcasting Act (Canada), the Telecommunications Act (Canada), the Radiocommunication Act (Canada) and the Copyright Act (Canada) (the “Communications Statutes”).

(ii) To such counsel’s knowledge, (i) each of the Company, Shaw Satellite Services Inc., Star Choice Television Network Incorporated, Shaw Cablesystems Limited, Shaw Telecom Inc. and Shaw Telecom G.P. currently hold in good standing all permits, licences, franchises, and approvals of governmental authorities and agencies required pursuant to the Communications Statutes and are in material compliance with all orders, rules, regulations and directions promulgated pursuant to such statutes and with all orders and directions made in any legal or other proceedings by or before any Canadian court or judicial or administrative board or tribunal or other governmental proceedings by or before any Canadian governmental body with respect to the regulation of the Canadian broadcasting or telecommunications industries pursuant to the Communications Statutes (the “Communications Regulations”) that are necessary to conduct their respective businesses as described in the U.S. Final Prospectus and the Canadian Final Prospectus (except where the failure to do so would not, individually or in the aggregate, be expected, in our judgment, to have a materially adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise (a “Material Adverse Effect”)), (ii) no revocation or limitation of any such permit, licence, franchise or approval is pending or threatened, (iii) each of the Company, Shaw Satellite Services Inc., Star Choice Television Network Incorporated, Shaw Cablesystems Limited, Shaw Telecom Inc. and Shaw Telecom G.P. is not in default or in violation of any such permit, licence, franchise, approval, order, rule, regulation or direction (except where such default would not, individually or in the aggregate, be expected, in such counsel’s judgment, to have a Material Adverse Effect), and (iv) the authorization, issuance and delivery of the Securities and the compliance by the Company with the terms of the Indenture do not, and assuming there has been no material change in circumstances, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any of such permits, licences, franchises, approvals, orders, rules, regulations and directions.

(iii) Except as disclosed in the U.S. Final Prospectus and the Canadian Final Prospectus, to such counsel’s knowledge, there is no threatened or pending change in the Communications Statutes which could have a Material Adverse Effect.

(iv) The execution and delivery by the Company of, and the compliance by the Company with its obligations under, this Agency Agreement, the Securities and the Indenture, and the consummation of the transactions contemplated therein do not and, assuming there has been no material change in existing circumstances as of the Closing Date, will not result in any violation of, and do not and, assuming there has been no material change in existing circumstances, will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default or permit acceleration) under, or result in the creation or imposition of, any lien, charge or encumbrance upon any properties or assets of the Company under (i) any of the Communications Regulations, or (ii) to such counsel’s knowledge, any judgment, order or decree of any government, governmental, regulatory or administrative agency, authority, commission or instrumentality or court having jurisdiction, pursuant to Communications Statutes.

(v) All material aspects of the regulation of the Canadian broadcasting and telecommunications businesses of the Company described in the U.S. Final Prospectus and the Canadian Final Prospectus are subject to the exclusive constitutional jurisdiction of the Parliament of Canada and hence are governed by the laws of Canada and provincial laws of general application that are applicable to such business.

(vi) No consent, approval, permit, authorization, filing, recording, license, exemption, order, registration, qualification or other requirement under the Communications Statutes or any order, rule or regulation thereunder known to such counsel and applicable to the Company, Shaw Satellite Services Inc., Star Choice Television Network Incorporated, Shaw Cablesystems Limited, Shaw Telecom Inc. and Shaw Telecom G.P. is required for the sale of the Securities, the consummation of the transactions contemplated by this Agency Agreement and the Indenture in connection with the execution, delivery and performance by and enforcement against the Company of any of the Securities and the Indenture.

(vii) To such counsel’s knowledge, the statements which relate to

(a) the Communications Regulations,

(b)	governmental franchises and licences issued to the Company, Shaw Satellite Services Inc., Star Choice Television Network Incorporated, Shaw Cablesystems Limited, Shaw Telecom Inc. and Shaw Telecom G.P. pursuant to the Communications Regulations or otherwise issued to the Company, Shaw Satellite Services Inc., Star Choice Television Network Incorporated, Shaw Cablesystems Limited, Shaw Telecom Inc. and Shaw Telecom G.P. in connection with the regulation of the Canadian broadcasting or telecommunications industries, and

(c)	legal or other proceedings by or before any court or judicial or administrative board or tribunal or other governmental proceedings with respect to the regulation of the Canadian broadcasting and telecommunications industries in the U.S. Final Prospectus and the Canadian Final Prospectus fairly summarize the matters described therein.

Whenever an opinion set forth above with respect to the existence or absence of facts is qualified by the phrase “to the best of such counsel’s knowledge” or “to such counsel’s knowledge”, it is intended to indicate that during the course of such counsel’s representation of the Company and, as a result of receiving and reviewing the certificates of the officers of the Company, no information has come to the attention of such counsel that has given such counsel actual knowledge of the existence or absence of such facts.